Exhibit 99.1

Company Contacts:	Nelson M. Sims
President & CEO
Dennis Genge
Chief Financial Officer
Novavax, Inc.
484-913-1200

Financial Communications Contact:	Alison Ziegler
Financial Relations Board
212-445-8432

NOVAVAX APPOINTS SUSAN B. BAYH TO BOARD OF DIRECTORS

MALVERN, PA, OCTOBER 28, 2004 — NOVAVAX, INC. (NASDAQ: NVAX) today announced the appointment of Susan B. Bayh to the Company’s Board of Directors. Bayh, 44, is a new addition to the Board and brings the number of independent directors to six and the total director count to nine.

Since 1994, Bayh has held the position of Distinguished Visiting Professor in the College of Business Administration at Butler University. From 1994-2000 she also served as a Commissioner with the U.S. Department of State’s International Commission between the United States and Canada. Earlier Bayh served as an attorney in the Pharmaceutical Division of Eli Lilly and Company (1989-94) and as a litigation attorney at Barnes & Thornburg, an Indianapolis, Indiana based law firm (1984-85).

Bayh currently serves on the boards of Curis Inc., Dendreon, Inc., Anthem, Inc., Emmis Communications and Dyax, Inc.

“We are delighted that Susan has agreed to join our Board. Her knowledge of business law, biotechnology and healthcare as well as federal regulatory processes will be of tremendous benefit to Novavax as the Company continues to grow and expand its product offerings,” said Nelson M. Sims, President and CEO. “We also look forward to benefiting from her insights and support.”

Bayh holds a Bachelor of Arts from the University of California at Berkeley and a Juris Doctor from the University of Southern California Law Center.

About Novavax
 Novavax, Inc. is a specialty biopharmaceutical company engaged in the research, development and commercialization of proprietary products focused on drug delivery and vaccine development. Novavax sells, markets, and distributes a line of women’s health prescription pharmaceuticals through its specialty sales force calling on obstetricians and gynecologists throughout the United States. Products include ESTRASORB®, its topical emulsion for estrogen therapy, Nestabs®, NovaNatal® and NovaStart®, a line of prescription prenatal vitamins, Gynodiol® (estradiol tablets, USP), an oral form of estrogen therapy, AVC™ Cream (sulfanilamide vaginal cream) for vaginal infections and Analpram HC®, a prescription corticosteroid and antipruritic product for hemorrhoids. Novavax’s micellar nanoparticle technology involves the use of patented oil and water emulsions that it believes can be used as vehicles for the topical delivery of a wide variety of drugs and other therapeutic products, including hormones. In addition to ESTRASORB®, Novavax has several product candidates utilizing this technology in human clinical trials or in pre-clinical development, including ANDROSORB™, a topical testosterone emulsion that has completed two Phase I clinical trials. Novavax has other drug delivery technologies, such as its Novasome® and Sterisome® technologies, that are being utilized to develop other products. Novasomes are used as adjuvants to enhance

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NOVAVAX APPOINTS SUSAN B. BAYH TO BOARD OF DIRECTORS

vaccine effectiveness and Sterisomes are used for the delivery of long acting drugs in subcutaneous injections. In addition, Novavax conducts research and development on preventative and therapeutic vaccines and proteins for a variety of infectious diseases, including smallpox, HIV, SARS, papilloma, influenza, and E-selectin tolerogen for the prevention of stroke.

Statements made in this press release that state Novavax’s or management’s intentions, hopes, beliefs, expectations, or predictions of the future are forward-looking statements. Forward-looking statements include but are not limited to statements regarding product sales, future product development and related clinical trials and statements regarding future research and development. Novavax’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things, the following: general economic and business conditions; competition; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of clinical studies; research and development activities; changes in, or failure to comply with, governmental regulations; and the ability to obtain adequate financing in the future. Additional information is contained in Novavax’s annual report on Form 10K for the year ended December 31, 2003, and Form 10Q for the quarters ended March 31, 2004 and June 30, 2004 incorporated herein by reference. Statements made herein should be read in conjunction with Novavax’s Forms 10K and 10Q. Copies of the filing may be obtained by contacting Novavax at 8320 Guilford Road, Columbia, MD 21046 Tel 301-854-3900 or the SEC at www.sec.gov.

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